UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2016

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 1, 2016, ANI Pharmaceuticals, Inc. (the “Company” or “ANI”) and Cranford Pharmaceuticals, LLC (“Cranford”) completed the previously announced acquisition of certain assets (the “Acquisition”) pursuant to the Asset Purchase Agreement, dated March 10, 2016 between ANI and Cranford (the “Agreement”). Pursuant to the Agreement, the Company acquired Cranford's right, title and interest in the NDA for Inderal® LA (the “NDA”) and certain documentation, trademark rights and finished goods inventory relating to the NDA (the “Acquired Assets”).

In consideration for the purchase of the Acquired Assets, the Company paid Cranford an aggregate purchase price of $60 million and will pay to Cranford certain annual milestone payments.

A press release announcing the closing of the Acquisition is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 2.01 by reference.

Item 8.01.	Other Events.

On April 4, 2016, the Company issued a press release announcing revised financial guidance for 2016 to reflect the closing of the Acquisition. The press release, filed with this Current Report on Form 8-K as Exhibit 99.2, is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press release, dated April 4, 2016, announcing the closing of the Acquisition.
99.2	Press release, dated April 4, 2016, announcing revised financial guidance for 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President, Finance, and Chief Financial Officer
Dated: April 4, 2016